Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

May 8, 2012

Western Asset Mortgage Capital Corporation

c/o Western Asset Management Company

385 East Colorado Boulevard

Pasadena, California 91101

Re:          Western Asset Mortgage Capital Corporation

Registration Statement on Form S-11 (File No. 333-159962)

Ladies and Gentlemen:

We have acted as special counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), in connection with the initial public offering (the “Initial Public Offering”) by the Company of 9,600,000 shares, and up to an additional 1,440,000 shares subject to an over-allotment option (collectively, the “Shares”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company’s Registration Statement on Form S-11 (File No. 333-159962) as filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2009 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on July 20, 2009 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 14, 2009 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on September 2, 2009 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on October 6, 2009 under the Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on March 24, 2011 under the Act; (vii) Amendment No. 6 to the Registration Statement as filed with the Commission on April 29, 2011 under the Act; (viii) Amendment No. 7 to the Registration Statement as filed with the Commission on July 14, 2011 under the Act; (ix) Amendment No. 8 to the Registration Statement as filed with the Commission on February 27, 2012 under the Act; (x) Amendment No. 9 to the Registration Statement as filed with the Commission on April 30, 2012 under the Act; (xi) Amendment No. 10 to the Registration Statement filed on the date hereof under the Act (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (xii) the form of Underwriting Agreement proposed to be entered into by and among the Company, as issuer, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (xiii) the Amended and Restated Certificate of Incorporation of the Company,

as currently in effect and as certified by the Secretary of State of the State of Delaware, filed as an exhibit to the Registration Statement (the “Charter”); (xiv) the Amended and Restated By-Laws of the Company, as currently in effect, filed as an exhibit to the Registration Statement (the “By-Laws”); and (xv) certain resolutions of the Board of Directors of the Company relating to (A) the issuance and sale of the Shares, (B) the Charter and the By-Laws, (C) the specimen stock certificate and (D) other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP